BYLAWS
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                                       OF
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               NATIONAL FRUIT AND VEGETABLE TECHNOLOGY CORPORATION
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                                    ARTICLE I

                                     OFFICES

     The Corporation shall maintain a registered office and registered agent in the State of Nevada as required by law. The Corporation may also have offices in such other places either within or without the State of Nevada as the Board of Directors may from time to time designate or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Place . Meetings of the stockholders shall be held at such place either within or without the State of Nevada as may from time to time be designated by the Board of Directors and stated in the notice of meeting. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the principal business office of the Corporation in Columbus, Ohio.

     SECTION 2. Time of Annual Meeting of Stockholders. The annual meeting of the stockholders for the election of directors and the transaction of other business shall be held no earlier than sixty (60) days but no later than two hundred seventy (270) days subsequent to the Corporation's year end. The specific meeting date within such time period shall be determined by the Board of Directors in its sole and absolute authority. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall, by plurality vote, elect a Board of Directors, and they may transact such other corporate business as shall be stated in the Notice of the Meeting.

     SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called on the order of the Chief Executive Officer, the President or of a majority of the Board of Directors.

     SECTION 4. Notice of Stockholders Meetings. Written or printed notice, stating the place and time of the meeting, and the general nature of the business to be considered, shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, at least ten
(10) days prior but no more than sixty (60) days prior to any stockholders' meeting.

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     When a meeting is adjourned  to another  time or place,  notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. Quorum. The holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders except as may otherwise be provided by the General Corporation Law of Nevada, by the Certificate of Incorporation or by these By-Laws; but if there be less than a quorum, the holders of a majority of th stock so present or represented may adjourn the meeting from time to time.

     SECTION 6. Determining Stockholders of Record. The Board of Directors may fix a time in the future as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting of the stockholders. The record date so fixed shall not be more than (60) days prior to the date of the meeting. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting, notwithstanding any transfer of any shares on the books of the Corporation after the record date. If the Board of Directors does not fix such a record date, only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, are entitled to vote at the meeting.

     SECTION 7. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 8. Voting. At all meetings of the stockholders, every registered owner of shared entitled to vote may vote in person or by proxy and shall have one vote for each such share standing in his name on the books of the Corporation. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the Chairman of the meeting or required by the Certificate of Incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and it shall state the number of shares voted.

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     SECTION 9. Inspectors. The Board of Directors, in advance of any meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the Chairman presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the Chairman presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors so
appointed  shall  determine  the  number  of  shares  outstanding,   the  shares
represented the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the Chairman presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by the shall be prima facie evidence of the facts stated and of the vote as certified by them.

     SECTION 10. Chairman of Meeting. The President or, in his absence, the Executive Vice President shall preside at all meetings of the stockholders; and, in the absence of the President and Executive Vice President, the Board of Directors may appoint any stockholder to act as Chairman of the meeting.

     SECTION 11. Secretary of Meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; and, in his absence, the Chairman may appoint any person to act as Secretary of the Meeting.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. Management of Corporation. The property, business, and affairs of the Corporation shall be managed and controlled by its Board of Directors.

     SECTION 2. Number, Election and Terms. The first Board of Directors shall consist of three (3) directors. At and after such time as the Corporation has stockholders holding in the aggregate more than 1,000 shares of its Common Stock, the Board of Directors shall consist of not less than three (3) nor more than two hundred (200) members. Within the limits specified above, the number of directors shall be determined by resolutions of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3 below, and each director shall hold office until his successor is duly elected and qualified.



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     SECTION 3.  Newly  Created  Directorships  and  Vacancies.  Newly  created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though the number of then serving directors is less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     SECTION 4. Removal. Any director or the entire Board of Directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote with or without a stockholders meeting.

     SECTION 5. Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholders entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stock seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder wh intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     SECTION 6. Maintenance of Books Outside of State. The Board of Directors may hold meetings and keep the books of the Corporation outside the State of Nevada.

     SECTION 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting



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from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

     SECTION 8. Annual Meeting. The newly elected directors may, without notice, hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent in writing of a majority of the directors.

     SECTION 9. Election of Officers. At the annual meeting or at any subsequent meeting called for electing officers of the Corporation, the directors shall elect a Chief Executive Officer, a President, an Executive Vice President, one or more other Vice Presidents, a Treasurer, A Secretary and such other officers as may be deemed necessary, who need not be directors. Such officers shall hold office until the next annual election of officers and until their successors are elected and qualified.

     SECTION 10. Regular Meetings. Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 11. Special Meetings. Special meetings of the Board of Directors may be called by the President or by the Secretary of by any two (2) Directors then being in office. The Secretary shall give notice of the time, place, and purpose or purposes of each special meeting in a writing mailed to each Director at least three (3) days before the meeting or by telephoning or telegraphing each Director at least one day before the meeting.

     SECTION 12. Place of Meeting. The Directors may hold their meetings and have one or more offices outside the State of Nevada, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine.

     SECTION 13.  Compensation  of  Directors.  Directors  shall  be entitled to
receive  as  compensation  for  services   rendered  and  expenses  incurred  as
Directors, such amounts as the Board of Directors may determine.

     SECTION 14. Indemnification. Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by the General Corporation Law of Nevada as the same now exists or may hereafter be amended, in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of their service to the Corporation or t another organization at the request of the Corporation. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. The Corporation may purchase and



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maintain  insurance to protect  itself and any such Director or officer  against any liability asserted against him and incurred by him in respect of such service whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this Section and the proper officers of the Corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability. The provisions of this Section shall be applicable to actions, suits or proceedings commenced after the adoption hereof, and to the Directors or officers who have ceased to render such service, and shall insure to the benefit of the heirs, executors and administrators of the Directors and officers referred to in this Section. Each person (including a director or officer of any other corporation) who at the request of the Corporation, acts as a director or officer of any other corporation in which the Corporation owns shares or of which it is a creditor, may by action of the Board of Directors, be indemnified by the Corporation to the same extent that Directors and officers of the Corporation are indemnified by this Section.

     SECTION 15. Conflicts of Interest. A Director or officer of the Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent or otherwise. No transaction, contract or other act of the Corporation shall be void of voidable or in any way affected or invalidated by reason of the fact that any Director or officer, or any firm, corporation or trust in which such Director or officer is a member or is a beneficiary, stockholder, director, officer or trustee, is in any way interested in such transaction, contract or other act, provided that the conditions of the General Corporation Law of Nevada, as the same now exists or may hereafter be amended, are satisfied. No Director or officer shall be accountable or responsible to the Corporation for or in respect of any such transaction, contract or other act of the Corporation or for any gains or profits realized by him by reason of the fact that he or any fir of which he is a member or any corporation or trust of which he is a beneficiary, stockholder, director, officer or trustee is interested in such transaction, contract or other act.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors shall, by resolution or resolutions passed by a majority of the Board, designate two (2) or more of their number, which shall include the Chief Executive Officer and the Executive Vice President, to constitute an Executive Committee to serve during the pleasure of the Board of Directors. The Chief Executive Officer shall be the Chairman of the Executive Committee. The Board of Directors is authorized to remove at any time, without notice, any member of the Executive Committee, except the Chief Executive Officer and the Executive Vice President, and elect another member in his place.



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         The  Board  of  Directors  may  appoint  one (1) or more  Directors  as alternate members of the Executive Committee who may take the place of any absent member or members at any meeting of the Executive Committee.

         Except as otherwise provided herein, in the Certificate of Incorporation, in the resolution creating an Executive Committee or by law, such Committee shall during the interval between meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation.

     The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors; provided that no rights of third persons shall be prejudicially affected thereby.

     Vacancies on the Executive Committee shall be filled by the Board of Directors.

     SECTION 2. Compensation Committee. The Board of Directors shall appoint the Compensation Committee which shall consist of not less than one (1) Director. The Board shall designate one (1) of the members as Chairman of the Committee. The Compensation Committee shall review and report to the Board of Directors on company compensation programs and policies to assure that they are competitive and provide for internal equity; review and advise the Chief Executive Officer on specific compensation matters for officers and top executives; and perform such other duties as the Board of Directors may require.

     SECTION 3. Audit Committee. The Board of Directors shall appoint the Audit Committee which shall consist of not less than one (1) Director. The Board shall designate (1) of the members as Chairman of the Committee. The Audit Committee shall review and report to the Board of Directors on the Corporation's audit procedures and policies, make recommendations concerning such policies and procedures, and perform such other duties as the Board of Directors may require.

     SECTION 4. General. The Board of Directors may by Resolution provide for such other standing committees or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The Board of Directors shall appoint the members of any and all such committees and shall designate the Chairman of each such committee. Subject to the provisions of these Bylaws, committees formed by the Board of Directors shall fix their own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and they shall also meet at the call of the Chief Executive Officer and Executive Vice President of the Corporation, or, if there is not Chief Executive Officer and Executive Vice President, of any two members of the committee, or of a majority of those then surviving in office if that number be less than tw (2). A majority of the members of a committee shall be necessary to constitute a quorum. Any



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committee, including the Executive Committee, may act in writing, or by cable or telegraph or by telephone with written confirmation, without a meeting; but no such action of a committee shall be effective unless concurred in by all members of the committee.

                                    ARTICLE V

                                    OFFICERS

     SECTION 1. Designation of Officers. The officers of the Corporation, shall be a Chief Executive Officer, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be elected or appointed by the Board of Directors. Any person may hold two or more offices, except that one person may not simultaneously hold the offices of President and Secretary.

     SECTION 2. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

     SECTION 3. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chief Executive Officer, the President, the Executive Vice President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Chief Executive Officer. The Chief Executive Officer shall have general control and management of the business affairs and policies of the Corporation. He shall be generally responsible for the proper conduct of the business of the Corporation. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President. He shall preside at all meetings of the stockholders and of the Board of Directors at which he is present. He shall have such other powers and perform such other duties as from time to time may be conferred upon him by the Board of Directors.

     SECTION 5. The President. The President of the Corporation shall be the principal operating and administrative officer of the Corporation. If there is no Chief Executive Officer or during the absence or disability of the Chief Executive Officer, he shall exercise all of the powers and discharge all of the



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duties  of the  Chief  Executive  Officer.  He shall  possess  power to sign all certificates, contracts and other instruments of the Corporation. He shall in the absence of the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     SECTION 6. Executive Vice President. The Executive Vice President shall possess the power and may perform the duties of the President in his absence or disability and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the President. Except where by law the signature of the President is required, the Executive Vice President shall possess the same power as the President to sign all certificates, contracts and other instruments of th Corporation.

     SECTION 7. Vice Presidents. The Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     SECTION 8. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect to do so for a period of fifteen (15) days, any such notice may be given by a person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these Bylaws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the Board of Directors or the President. He shall have the custody of the seal of the Corporation, if any, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

     SECTION 9. Treasurer. The Treasurer shall have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the Corporation; he shall receive and give or cause to be given receipts and acquittances for monies paid in on account of the Corporation and shall pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the Corporation to be kept for such purpose full and accurate accounts of all monies received and paid out on account of the Corporation, and, whenever required by the President or the directors, he shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation; he shall, unless otherwise determined by the Board of Directors, have charge of the original stock books, transfer books, and stock ledgers and act as transfer agent in respect to the stock and securities of the Corporation; and he shall perform all of the other duties incident to the office of Treasurer.



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                                  ARTICLE VI e

                                 CAPITAL STOCK e


     SECTION 1. Certificate of Stock. Certificates of stock, numbered and with the seal, if any, of the Corporation affixed, signed by the President, and the Treasurer or Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. When such certificates are signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures of such officers may be facsimiles.

     SECTION 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct or other indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The Board of Directors may, however, in its discretion, refuse to issu any such new certificate except pursuant to legal proceedings, under the laws of the State of Nevada in such case made and provided.

     SECTION 3. Transfer of Shares.  Subject to the  restrictions  contained in
Section 6 of this Article, transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 4. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date of the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital



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

stock, and in such cases such stockholders only as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment of rights, or to exercise the rights in respect of such change, conversion or exchange of capital stock on the books of the Corporation after any such record date fixed as aforesaid.

     SECTION 5. Dividends. Subject to law and the provisions of the Certificate of Incorporation, if any, the directors may declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion think proper for working capital or as a reserve fund to meet contingencies or fo equalizing dividends or for such other purposes as the directors shall think conducive to the interest of the Corporation.

     SECTION 6. Restrictions on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by the Certificate of Incorporation or by these Bylaws or by an agreement among any number of stockholders or among such holders and the Corporation or by resolution of the Board of Directors determining that restriction is reasonably necessary for compliance with the Securities Act of 1933, as amended. No restriction so imposed shall be binding with respect to the securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction. Unless noted conspicuously on the share certificate, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.

                                   ARTICLE VII

                                   AMENDMENTS

     Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended, or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Nevada, the Certificate of Incorporation, and these Bylaws, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these Bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     SECTION 1. Corporate Seal. If the directors shall adopt a corporate seal, it shall be circular in form and shall contain the name of the Corporation, the



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year of its creation and the words  "Corporate  Seal,  Nevada." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 2. Checks, Drafts, Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     SECTION 3. Notice. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute.

     SECTION 4. Action at Meeting Not Regularly Called and Wavier of Notice. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting or filed with the Secretary or by presence at such meeting and oral consent entered on the minutes or by taking part in the deliberations at such meeting without objection, the doing of such meeting shall be as valid as if a meeting had been regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders or directors may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

     Whenever any notice is required to be given under the provisions of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 5. Social Justice Provision. The Board of Directors of the Corporation, when evaluating any offer of another party to (i) purchase or otherwise acquire all or substantially all of the properties or assets of the Corporation. (ii) merge or consolidate the Corporation with or into another company or another person, or (iii) make a tender or exchange offer for any equity security of the Corporation, may in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation (a) the social and economic effects of the proposed transaction on the employees, shareholders and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, (b) the fairness of the price or financial terms of the proposal and (c) the relationship of the proposal to the value of the Corporation in a transaction of a similar type resulting from arm's length negotiations.



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